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                                                                     EXHIBIT K.9

                               SECURITY AGREEMENT

         This Security Agreement (this "Agreement") is made as of October 18, 2005, between TORTOISE ENERGY CAPITAL CORPORATION, a Maryland corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION (the "Bank").

                             Preliminary Statements:

         (a) The Bank may now or hereafter extend credit to the Borrower pursuant to a Credit Agreement, dated on or about the date hereof, between the Borrower and the Bank (as amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not defined in this Agreement have the meanings given to them in the Credit Agreement.

         (b) To induce the Bank to extend credit to the Borrower pursuant to the Credit Agreement, the Borrower has agreed to grant to the Bank a security interest in certain existing and future property to secure all of its existing and future obligations to the Bank, including, without limitation, all of its obligations under the Credit Agreement, the Note and the other Credit Documents.

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Borrower, the Borrower agrees with the Bank as follows:

         1. Security Interest. The Borrower grants to the Bank a security interest in all of the Borrower's right, title and interest in and to the following, whether such property or the Borrower's right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising and wherever such property may now or hereafter be located (collectively, the "Collateral"):

         (a) all investment property, including, without limitation, securities account number 19-9235 (together with any related or replacement account, the "Securities Account") held at the Bank or any successor (in such capacity, the "Securities Intermediary") and all security entitlements and all other financial assets at any time relating thereto, together with all dividends and other distributions in respect of the foregoing; and

         (b)      all instruments, accounts and general intangibles; and

         (c)      all proceeds of the foregoing.

         2. Obligations Secured. The security interest above secures the payment and performance of all obligations of the Borrower to the Bank, whether such obligations are existing, future, direct, indirect, acquired, monetary, nonmonetary, liquidated, unliquidated, joint, several, joint and several, contingent or otherwise, and however created, incurred or arising, and all replacements, renewals, amendments and other modifications thereof, including, without limitation, all principal, interest, fees, expenses and other amounts, if any, owing at any time under the Credit Agreement, the Note, this Agreement or the other Credit Documents (collectively, the "Obligations").

         3. Lien Perfection and Protection. The Borrower represents and warrants to and covenants with the Bank as follows: (a) the Borrower is the sole owner and entitlement holder of the Securities Account and is the only Person who has any right to withdraw or to sell, transfer or otherwise dispose of any monies, security entitlements or other assets in the Securities Account, except for the Bank's rights under this Agreement and the Control Agreement; (b) attached hereto as an Exhibit A is a true and accurate statement reflecting all of the assets held in the Securities Account as of September 30, 2005; (c)



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the Borrower is a Maryland corporation; (d) the Borrower will take such action or cause others to take such action as is necessary for the Bank to obtain control under Articles 8 and 9 of the applicable Uniform Commercial Code of any Collateral at any time consisting of investment property; (e) if any Collateral at any time consists of promissory notes or other instruments or tangible chattel paper, the Borrower shall promptly deliver possession of such promissory notes, other instruments and tangible chattel paper to the Bank together with such endorsements thereto as the Bank may request; (f) if any Collateral is in the possession of a third party at any time, the Borrower will join with the Bank in notifying the third party of the Bank's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of the Bank; (g) if any Collateral at any time is of a type that compliance with any statute, regulation or treaty of the United States is a condition to attachment, perfection or priority of, or the Bank's ability to enforce, the Bank's security interest in the Collateral, the Borrower shall execute and deliver such assignments and other documents and authorize such filings as the Bank may request in respect thereof; and (h) no notice to, consent of or approval by any Person, including, without limitation, any issuer of any Collateral or any governmental authority, is necessary for the Borrower to enter into the transactions described in this Agreement or for the Bank to exercise any of its rights or remedies described in this Agreement, except to the extent the Bank is obligated under applicable law to give any notices to the Borrower in connection with any foreclosure or other disposition of the Collateral.

         4. Good Title; No Other Liens. The Borrower represents and warrants to the Bank that the Borrower owns the Collateral and that the Bank has a perfected first priority security interest in the Collateral free and clear of any Liens except for Permitted Liens.

         5. Protection of Collateral; Bank's Rights. The Borrower will (a) maintain possession of the Collateral at all times (except for such Collateral as is to be delivered to the Bank pursuant to the terms hereof) and defend the Borrower's title to the Collateral and the Bank's security interest therein against the claims of all other persons; (b) not use, or permit the Collateral to be used, in violation of any law; (c) not create or permit any security interest in or other Lien upon any part of the Collateral, except for Permitted Liens; (d) not sell or otherwise transfer or dispose of any Collateral or any interest of the Borrower therein (except that, so long as no Event of Default is in effect, (i) the Borrower may sell security entitlements held in the Securities Account provided that the proceeds thereof (net of customary brokerage commissions) are promptly credited to the Securities Account, and (ii) the Borrower may make cash distributions from the Securities Account to pay operating expenses incurred in the ordinary course of the Borrower's business);
(e) pay when due all taxes and assessments on the Collateral; and (f) deliver to the Bank such schedules or reports describing the Collateral and its value and such other information regarding the Collateral as the Bank may reasonably request from time to time. The Borrower authorizes the Bank to file of record such Uniform Commercial Code financing statements as the Bank so elects in its discretion to perfect the security interest granted or purported to be granted pursuant to this Agreement or to otherwise assure the Bank with respect to its rights and remedies granted or purported to be granted hereunder or otherwise available at law or in equity.

         6. No Liens; No Termination or Transfer of Securities Account. Without limiting any other provisions of this Agreement, the Borrower shall not grant or suffer to exist any security interest in, claim or other Lien on any Collateral (including, without limitation, the Securities Account) to secure any Obligations except for Permitted Liens. The Borrower shall not terminate or take any action to terminate the Securities Account or, except as otherwise provided herein, transfer or take any action to transfer any assets therein in each case without obtaining the Bank's prior written consent, which consent may be withheld or conditioned in the Bank's sole and absolute direction.

         7. Bank's Remedies Upon Default. If an Event of Default is in effect, the Bank may (a) declare all or any of the Obligations to be immediately due and payable by giving notice thereof to the Borrower, whereupon such Obligations shall become immediately due and payable, without presentment,



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demand, protest or further notice of any kind, all of which are hereby waived by the Borrower; (b) take immediate possession of the Collateral; (c) sell or otherwise dispose of all or any Collateral, at public or private sale or sales in lots or in bulk, all as the Bank in its sole discretion deems advisable, or realize on Collateral through direct collection to the extent permitted by applicable law; and (d) exercise any other rights or remedies available at law, in equity or by agreement.

         8. Foreclosure Sales. The Borrower agrees that at least 10 days written notice to the Borrower at the Borrower's address of any public or private foreclosure sale or other disposition of any Collateral shall be reasonable notice thereof, and that any such sale may be at such locations as the Bank may designate in such notice. All public or private foreclosure sales may be adjourned from time to time by giving oral notice thereof at the time and place of such sale or in such other manner permitted by applicable law. The Bank shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit, or any combination thereof, and the Bank may purchase all or any part of the Collateral at any public sale or, if permitted by law, any private sale, and, in lieu of actual payment of such purchase price, the Bank may setoff and credit the amount of such price against the Obligations without impairing the Borrower's or any other party's liability for any deficiency in respect thereof. The proceeds realized from any sale of any Collateral may be applied, after the Bank is in receipt of good funds, as follows: (a) first, to the Bank, for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Bank for collection, removal, storage, processing, protection, insurance, demonstration, sale or delivery of the Collateral, and for any other Obligations constituting costs or expenses;
(b) second, to the Bank, for any Obligations constituting interest; (c) third, to the Bank, for any Obligations constituting principal; (d) fourth, to the Bank, for any Obligations not included in (a) through (c) above; and (e) fifth and finally, to any other party, to the extent it is lawfully entitled to any remaining proceeds. If any deficiency remains after any foreclosure sale, the Borrower and any guarantor shall remain jointly and severally liable for such deficiency.

         9. Collection; Power of Attorney. If any Collateral consists of accounts, instruments, general intangibles, chattel paper or investment property, the Borrower irrevocably appoints the Bank, for so long as any Event of Default is in effect, as the Borrower's agent and attorney-in-fact to collect, enforce, compromise, release and generally exercise all of the Borrower's rights and remedies in respect of such Collateral and any proceeds of the foregoing, and to endorse any checks or other items of payment in respect of such Collateral which come into the Bank's possession or control, in any case either in the Borrower's name or the Bank's name.

         10. Expenses; Bank May Perform; Indemnification. Upon demand by the Bank, the Borrower shall pay to the Bank the amount of all reasonable costs and expenses, including, without limitation, reasonable attorneys fees and expenses, which the Bank incurs following an Event of Default in connection with (a) the custody, preservation, use of, or the sale of, collection from or other realization upon any of the Collateral, (b) the exercise or enforcement of any of the Bank's rights under this Agreement, or (c) the failure by the Borrower to pay, perform or observe any of the Borrower's obligations under any of the Credit Documents or any other agreement to which the Bank and the Borrower are parties. So long as any Event of Default is in effect, the Bank may, but shall not be obligated, to perform any obligation of the Borrower under this Agreement if the same is not performed by the Borrower in accordance with the terms hereof. The Borrower irrevocably appoints the Bank as the Borrower's agent and attorney-in-fact, so long as any Event of Default is in effect, to pay or perform any unpaid or unperformed obligations of the Borrower under this Agreement. The Borrower indemnifies the Bank from and against any and all claims, losses and liabilities now or hereafter arising out of or relating to this Agreement or any of the Obligations (including, without limitation, enforcement of this Agreement and the Bank's exercise of its rights and remedies hereunder), except for claims, losses or liabilities resulting solely from the Bank's gross negligence or willful misconduct.



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         11. Securities Laws; Private Sales. The Borrower acknowledges that, because all or part of the Collateral may not be registered under federal or state securities laws (collectively, together with related federal or state rules and regulations, "Securities Laws"), or because of the relationship of the Borrower to the Collateral or the issuer of all or part of the Collateral, or because of other facts or circumstances which may now or hereafter exist, the Bank's legal or practical ability to foreclose on or otherwise dispose of all or any part of the Collateral may be severally limited, or subject to other restrictions, and that such limitations or restrictions may materially and adversely affect the price at which, but for such limitations or restrictions, the Collateral could have been sold and/or the manner in which the Collateral could have been sold. Because of these limitations and restrictions, the Borrower agrees that it shall be commercially reasonable for the Bank to dispose of all or any part of the Collateral by a private sale, even though there may be a public market for all or part of the Collateral, and to dispose of all or part of the Collateral by sale thereof to an investment bank, broker, market maker or other buyer, even though such buyer may intend to resell all or part the Collateral it purchased at a price which exceeds the price paid by such buyer or keep such Collateral for its own account, and even though the price obtained by virtue of a private sale may be less than that that could be obtained by a public auction or, if a public market exists for the Collateral, by sale thereof in such public market.

         12. Bank's Duties. The powers conferred on the Bank under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in the Bank's possession and the accounting for monies actually received by the Bank under this Agreement, the Bank shall have no duty in respect of any Collateral nor shall the Bank have any duty to take any steps to preserve any rights against any Collateral or against any person.

         13. Borrower Remains Liable. If any Collateral consists of contracts or agreements, (a) the Borrower shall remain liable under such contracts or agreements to the extent set forth therein to perform all of the Borrower's duties thereunder to the same extent as if this Agreement had not been executed,
(b) the exercise by the Bank of any of its rights under this Agreement shall not release the Borrower from any of the Borrower's duties under any such contracts or agreements, and (c) the Bank shall not have any obligation or liability under such contracts or agreements by reason of this Agreement, nor shall the Bank be obligated to perform any of the duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure



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the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Bank would fulfill the Bank's duties under the Uniform Commercial Code or other law of any relevant jurisdiction in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limiting the foregoing, nothing in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

         15. Further Assurances. The Borrower agrees to execute and deliver such documents and to take such other action as the Bank may reasonably request from time to time to evidence or further protect or preserve the Bank's rights granted or intended to be granted hereby.

         16. Governing Law; Consent to Forum; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Kansas without regard to any choice of law rule thereof which gives effect to the laws of any other jurisdiction. As part of the consideration for new value this day received, the Borrower consents to the jurisdiction of any state court located in Johnson County, Kansas or any federal court located in Wyandotte County, Kansas (collectively, the "Chosen Forum"), and agrees that all service of process upon the Borrower may be made by certified or registered mail directed to the Borrower at the Borrower's last known address, as reflected in the Bank's records, and service so made shall be deemed to be completed upon delivery thereto. The Borrower waives any objection to jurisdiction and venue of any action instituted against the Borrower as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. The Borrower further agrees not to assert against the Bank (except by way of a defense or counterclaim in a proceeding initiated by the Bank) any claim or other assertion of liability relating to any of the Credit Documents, the Obligations, the Collateral or the Bank's actions or inactions in respect of any of the foregoing in any jurisdiction other than the Chosen Forum. To the fullest extent permitted by law, and as separately bargained-for consideration to the Bank, the Borrower waives any right to trial by jury (which the Bank also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or otherwise relating to any of this Agreement, the other Credit Documents, the Obligations, the Collateral or the Bank's actions or inactions in respect of any of the foregoing.

         17. Miscellaneous. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom shall be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or scope of any part of this Agreement. This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted. If any provision of this Agreement shall be unlawful, then such provision shall be null and void, but the remainder of this Agreement shall remain in full force and effect and be binding on the parties. This Agreement shall be binding upon the successors and assigns of the parties, except that the Borrower may not assign any of the Borrower's duties hereunder without obtaining the Bank's prior written consent, which consent may be withheld in the Bank's sole and absolute discretion. The Bank may assign any of the Bank's rights under this Agreement or any of the Obligations without the consent of the Borrower. This Agreement may be validly executed and delivered by fax or other electronic transmission and in one or more counterpart signature pages.



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         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date written above.



                                     TORTOISE ENERGY CAPITAL CORPORATION



                                     By:     /s/ Terry Matlack
                                         -----------------------------------
                                         Name:  Terry Matlack
                                         Title: CFO


                                     U.S. BANK NATIONAL ASSOCIATION



                                     By:     /s/ Paul Tymosko
                                         -----------------------------------
                                         Name:  Paul Tymosko
                                         Title: Vice President



                          Security Agreement -Exhibit A



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                                    Exhibit A

               (see attached 9/30/05 Securities Account statement)